Exhibit 2.2

Amendment Agreement

Deluxe Small Business Sales, Inc (Vendor)

Web.com AUS Holdco Pty Ltd (Purchaser)

Gilbert + Tobin	3462-6691-7914 v3

Gilbert + Tobin	3462-6691-7914 v3

Date:                 29 April 2022

Parties
Deluxe Small Business Sales, Inc. of 801 Marquette Ave. S., Minneapolis, MN 55402, United States (Vendor)
Web.com AUS Holdco Pty Ltd ACN 635 831 597 of c-/ Company Matters Pty Limited, Level 12, 680 George Street, Sydney NSW 2000 (Purchaser)
The parties agree

Background
A.The parties to this agreement are parties to a share sale agreement dated 8 March 2022 (Share Sale Agreement).
B.The parties wish to vary the Share Sale Agreement in the manner set out in this agreement.

1 Defined terms
A term or expression starting with a capital letter which is not defined in this agreement has the meaning given to it in the Share Sale Agreement.

2 Variation of Share Sale Agreement
On and from the date of this agreement, pursuant to clause 23 of the Share Sale Agreement, the parties agree that the Share Sale Agreement is varied as follows:
(a)In clause 1.1 by substituting the definition of Initial Purchase Price with the following:
Initial Purchase Price means USD $18,500,000.
(b)In clause 1.1 by substituting the definition of Deferred Consideration Amount with the following:
Deferred Consideration Amount means USD $1,500,000
(c)In part 2 of Schedule 1 by substituting Number of Shares held with the following:
2,196,650,785 ordinary shares

Gilbert + Tobin	3462-6691-7914 v3

3 Affirmation of Share Sale Agreement and effect of amendment
(a)Each party confirms that on and from this date, the Share Sale Agreement continues in full force and effect, subject only to variations made by this agreement.
(b)The variations to the Share Sale Agreement made by this agreement do not affect the validity or enforceability of the Share Sale Agreement.
(c)Nothing in this agreement:
(i)prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Share Sale Agreement before this date; or
(ii)discharges, releases or otherwise affects any liability or obligation arising under the Share Sale Agreement before this date.
(d)With effect on and from this date this date, each party is bound by the Share Sale Agreement as varied by this agreement.
(e)Each party agrees that this agreement and the variations provided for in it are made or provided in accordance with all requirements of the Share Sale Agreement.
(f)The parties acknowledge and agree that if there is a conflict between the Share Sale Agreement and this agreement, the terms of this agreement prevail.

4 Notices
Clause 21 of the Share Sale Agreement applies to this agreement, mutatis mutandis.

5 General
5.1Governing law
This agreement is governed by the laws of Victoria, Australia.
5.2Choice of jurisdiction
The parties submit to the nonexclusive jurisdiction of the courts of Victoria and the Federal Court of Australia and any courts that may hear appeals from those courts about any proceedings in connection with this agreement.
5.3Counterparts
This agreement may be signed in any number of counterparts. All signed counterparts taken together constitute one agreement.

Gilbert + Tobin	3462-6691-7914 v3

5.4Electronic signature and exchange
Clause 27 of the Share Sale Agreement applies as if set out in this agreement in full.
5.5Costs and expenses
Except as expressly provided in this agreement, each Party must pay its own costs and expenses of negotiating, preparing and executing this agreement and any other instrument executed under this agreement.
5.6Further assurances
Except as expressly provided in this agreement, each Party must, at its own expense, do all things reasonably necessary to give full effect to this agreement and the matters contemplated by it.
5.7Cumulative rights
Except as expressly provided in this agreement, the rights of a party under this agreement are in addition to and do not exclude or limit any other rights or remedies provided by law.
5.8Severability
Any term of this agreement which is wholly or partially void or unenforceable is severed to the extent that it is void or unenforceable. The validity or enforceability of the remainder of this agreement is not affected.
5.9Variation
No variation of this agreement is effective unless made in writing and signed by each party.
5.10Entire agreement
This agreement, together with the Share Sale Agreement (as varied by this agreement) supersedes all previous agreements, understandings and negotiations about its subject matter and embodies the entire agreement between the parties about its subject matter.

Gilbert + Tobin	3462-6691-7914 v3

Execution page
Executed as an agreement.

Signed by DELUXE SMALL BUSINESS SALES INC. by its duly authorised representative:
/s/ Jorge Carvalho	Jorge Carvalho
Signature of authorised representative	Name of authorised representative (print)

Signed by WEB.COM AUS HOLDCO PTY LTD ACN 635 831 597 in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Christina L. Clohecy	/s/ Jeffrey Neace
Signature of director	Signature of director/secretary
Christina Clohecy	Jeffrey Neace
Name of director (print)	Name of director/secretary (print)

Gilbert + Tobin	3462-6691-7914 v3